                               POWER OF ATTORNEY

     The undersigned hereby constitutes and appoints each of Alicia Hager, Chief
Legal Officer of Nkarta, Inc., a Delaware corporation (the "Company"), and Nadir
Mahmood, Chief Financial and Business Officer of the Company, the undersigned's true and lawful attorney-in- fact to:

          1  execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company, Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange
             Act of 1934, as amended and the rules thereunder (the "Exchange
             Act"), and/or authenticating documents pursuant to the rules governing the SEC's EDGAR Filer Management and application thereto;

          2  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the
             United States Securities and Exchange Commission and any stock exchange or similar authority; and

          3  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this
             Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

     The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in- fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

     The undersigned acknowledges that:

          1  neither the Company nor the foregoing attorney-in-fact assumes (i)
             any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements or
             (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

          2  this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company unless earlier revoked by the undersigned in a signed writing delivered to each attorney-in-fact.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16th day of November, 2020.

                                   /s/ Paul Hastings
                                   ---------------------------------------------
                                   PAUL J. HASTINGS